UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 2, 2016

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Cherry Street, Suite 1000

Denver, Colorado 80246

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 2, 2016, Enservco Corporation (the “Company”) issued a press release announcing the pricing of an underwritten public offering of 11,250,000 shares of its common stock to the public at $0.40 per share. The Company has granted the underwriter a 30-day option to purchase up to an additional 1,687,500 shares of common stock from the Company at the offering price, less underwriting discounts and commissions, solely to cover over-allotments. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 8.01 and Exhibit 99.1 hereto is being furnished and not filed for purposes of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, except to the extent the Company specifically incorporates the information by reference. By furnishing this information, the Company makes no admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD. Nothing in this report shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated December 2, 2016, entitled “Enservco Corporation Announces Pricing of Common Stock Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: December 2, 2016	By:	/s/ Rick D. Kasch
Rick D. Kasch
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 2, 2016, entitled “Enservco Corporation Announces Pricing of Common Stock Offering.”

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